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                                   EXHIBIT 5.1

                  Opinion of Blank Rome Comisky & McCauley LLP

                                  June 5, 2001

SunGard Data Systems Inc.
1285 Drummers Lane
Wayne, PA 19087

         Re:   SunGard Data Systems Inc. Registration Statement on Form S-8
               ------------------------------------------------------------

Gentlemen:

         We have acted as counsel to SunGard Data Systems Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 634,081 shares of common stock, par value of $.01 per share (the "Common Stock"), by the Company pursuant to the LOANET HOLDINGS, INC. Stock Option Plan and the LOANET HOLDINGS, INC. 1997 Stock Option Plan (the "Plans"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (i) the Company's Certificate of Incorporation and Bylaws, as amended and restated since the inception of the Company, (ii) resolutions adopted by the Board of Directors of the Company, (iii) the Registration Statement and (iv) the Plans. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement and the Plans, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registrant Statement.

                                          Sincerely,

                                          /s/ BLANK ROME COMISKY & McCAULEY LLP

                                          BLANK ROME COMISKY & McCAULEY LLP